                                                                      EXHIBIT 21

                      ELECTRO SCIENTIFIC INDUSTRIES, INC.
                                AND SUBSIDIARIES

                         SUBSIDIARIES OF THE REGISTRANT
                               AS OF MAY 31, 1999




                                                                                         PERCENTAGE OF
                                                             STATE/COUNTRY               VOTING SECURITIES
SUBSIDIARIES                                                 OF INCORPORATION            OWNED(1)
------------                                                 ----------------            -----------------
Applied Intelligence Systems, Inc. (AISI)                    Michigan                    100%
Chicago Laser Systems, Inc.                                  Oregon                      100%
Chip Star, Inc.                                              California                  100%
CLS Ltd                                                      England                     100%
Dynamotion, Inc.                                             New York                    100%
ESI BV                                                       The Netherlands             100%
ESI Foreign Sales Corporation                                Guam                        100%
ESI GmbH                                                     Germany                     100%
ESI International (DISC)                                     Oregon                      100%
ESI KK                                                       Japan                       100%
ESI Korea                                                    Korea                       100%
ESI Ltd                                                      England                     100%
ESI SARL                                                     France                      100%
ESI SRL                                                      Italy                       100%
Microvision, Inc.                                            Minnesota                   100%
Palomar Systems, Inc.                                        Oregon                      100%
Testec, Inc.                                                 Arizona                     100%
XRL, Corp.                                                   Oregon                      100%


(1) Other than qualifying shares, where applicable.